REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Trustees of First Trust Exchange-Traded Fund:

In planning and performing our audits of the financial statements of First Trust
Dow Jones Select MicroCap Index Fund, First
Trust Morningstar Dividend Leaders
Index Fund, First Trust US Equity Opportunities
ETF, First Trust NYSE Arca
Biotechnology Index Fund, First Trust Dow Jones
Internet Index Fund, First Trust
Capital Strength ETF, First Trust Value Line(R)
Dividend Index Fund, First Trust
Value Line(R) 100 Exchange-Traded Fund, First
Trust NASDAQ-100 Equal Weighted
Index Fund, First Trust NASDAQ-100-Technology
Sector Index Fund, First Trust
NASDAQ-100 Ex-Technology Sector Index Fund,
First Trust NASDAQ(R) Clean Edge(R)
Green Energy Index Fund, First Trust S&P REIT
Index Fund, First Trust Water ETF,
First Trust Natural Gas ETF, First Trust Chindia
ETF, First Trust NASDAQ(R) ABA
Community Bank Index Fund, First Trust Total US
Market AlphaDEX(R) ETF, First
Trust Dow 30 Equal Weight ETF and First Trust
Dorsey Wright People's Portfolio
ETF (formerly known as First Trust CBOE(R) S&P
500(R) VIX(R) Tail Hedge Fund),
included in First Trust Exchange-Traded Fund
(the "Trust"), as of and for the
year ended December 31, 2017, in accordance with the standards of the Public
Company Accounting Oversight Board (United
States) (PCAOB), we considered the
Trust's internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of December 31, 2017.

This report is intended solely for the
information and use of management and the Board of Trustees of First Trust Exchange-Traded
Fund and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 23, 2018